Exhibit 99.1

Contact:
For Augme Technologies, Inc.

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Rachel Carr, SVP
Lippert/Heilshorn & Associates, Inc.	DKC Public Relations
(212) 838-3777	(212) 981-5253
sprince@lhai.com or ir@augme.com	rachel_carr@dkcnews.com

Augme Technologies Closes Acquisition of Assets of Mobile Marketing Pioneer JAGTAG

Combined Company Services 150+ Global Brands

Augme’s Intellectual Property Portfolio Now Numbers 5 Patents, 2 Allowed
Patents Pending Issuance and 19 Pending Patent Applications

NEW YORK, NY — (July 25, 2011) - Augme Technologies, Inc. (OTCBB: AUGT)(“Augme”), a leader in full service mobile marketing solutions utilizing patented technology that enables the world’s largest brands to plan, build, deploy and track mobile marketing campaigns with their target audiences, today announced that it has completed the acquisition of the assets and the business of JAGTAG, Inc., a privately held mobile marketing pioneer based in Princeton, New Jersey.

The total purchase price of $5.5 million was comprised of $5.25 million in Augme common stock and $250,000 in cash. JAGTAG’s ten employees have joined Augme, including Chief Executive Officer Edward Jordan, who is now Augme’s Chief Financial Officer. As of June 30, 2011, JAGTAG’s trailing twelve months revenues approximated $1.3 million.

“Augme now counts over three dozen Fortune 500 and Global Fortune 500 companies among its customers, and its account list includes over 150 brands that are either currently running mobile marketing campaigns or have recently completed a campaign,” observed Paul Arena, Chief Executive Officer of Augme Technologies, Inc.  “In addition, the acquisition of JAGTAG has significantly expanded our intellectual property portfolio, which further strengthens our competitive offerings.

With many cross-selling opportunities before us and enhanced patented technological capabilities, we believe Augme has strengthened its ability to provide client brands, agencies and partners with a full suite of products and services to create best of breed mobile marketing solutions with measured benefits.”

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT - News) provides strategic services and mobile technology to leading consumer and healthcare brands. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and Image Recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City. For more information, visit www.augme.com.

Augme Technologies, Inc.™, Augme™, AD LIFE™, BOOMBOX®, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-11.

About JAGTAG, Inc.

Unlike other 2D barcode systems, JAGTAG delivers multimedia to both smartphones and standard phones, without requiring the consumer to download an application prior to use.  As a result, JAGTAG can share video, images, music and text with three times more mobile consumers than mobile web-dependent media. Anywhere mobile consumers encounter JAGTAGs, they can use their phones to request and immediately receive multimedia content, including video, audio, pictures, coupons and text.  To learn more, visit www.jagtag.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended December 31, 2010 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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